SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 1, 2010

 China Yida Holding, Co.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-26777	50-0027826
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

28/F Yifa Building
No. 111 Wusi Road
Fuzhou, Fujian, P. R. China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-591-28308388
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective June 1, 2010, (the “Effective Date”), Yida (Fujian) Tourism Group Limited, a wholly owned subsidiary of China Yida Holding, Co. (the “Company”), entered into a Jiangxi Province Fenyi County Tourist Resources Development Agreement (the “Agreement”) with Fenyi County People’s Government (the “Government”), located in Xinyu city, Jiangxi province, pursuant to which the Government shall grant to the Company a 40-year exclusive right to develop, operate and manage a variety of caves, hot springs and other natural and cultural tourist resources identified in the Meng Mountain area, and various caves and tourist resources of the Dagang Mountain located in Fenyi County. In addition, the Government shall grant to the Company a right of first refusal to develop, operate and manage other tourist resources in Fenyi County which are not included in the Agreement.

Pursuant to the Agreement, the Company acknowledges and covenants that in addition to paying taxes pursuant to applicable laws and regulations, the Company shall pay natural resource annual use fees to the Government as follows: (i) during the first five (5) years after the year of the grand opening of the tourist sites contemplated under the Agreement, the Company is entitled to 100% of the admission ticket sales revenue; (ii) during the five year period between the 6th and 10th year, the Company shall pay the Government an annual use fee equals 5% of its annual admission ticket sales revenue; and (iii) commencing on the 11th year and continuing for the term of the Agreement, the annual use fee shall be increased to 8%  of the Company’s annual admission ticket sales revenue.

The Project development shall be divided into three (3) phases. During the first phase the Company will be engaged in developing the Altair Cave and Vega Cave located in Dongcun Village, which is anticipated to be completed in 2012; during the second phase, the Company will focus on developing the Hanmao Cave Cluster located in Dongcun Village; and during the third phase, the Company will be engaged in developing the Dagang Mountain tourist resources.

Pursuant to the Agreement, the Government shall, among others,

1.
complete all matters related to environmental assessment, planning, registration, and approval within the stipulated time frame in order to facilitate the development, construction and management of the tourist sites.

2.	construct public roads to all tourist site entrances and tourist site intersections, and install or bury electric, telecommunication and TV cables.
3.	maintain electric and telecommunication supply to the tourist sites,
4.	coordinate cemetery and resident relocations from the tourist sites,
5.
waive (or reduce) all Fenyi County administrative fees, Fenyi County’s withholding of the administrative fees charged by the Jiangxi province and other administrative agencies, including but not limited to urban construction fee, sewage fee, irrigation fee, property maintenance fee, education association fee, and civil defense.

6.	waive charges for electric capacity increase, and agree to charge electric utility fees of the scenic lighting on the tourist sites at the municipal standard rate.
7.	terminate all other agreements related to the development of the tourist sites contemplated by the Agreement.

The Company shall, among others,

1.	ensure that it will develop the tourist sites in compliance with applicable laws and regulations;
2.	have the right to pledge or impawn its interest under this Agreement, provided that in no event shall the term of pledge or impawn exceed the term of this Agreement;
3.
be prohibited from assigning its priority right to develop and manage the tourist sites granted by this Agreement to any third party during the first five years from the date hereof without the Government’s prior consent.

Item 8.01 Other Events

On June 1, 2010, we issued a press release announcing that we entered into a Jiangxi Province Fenyi County Tourist Resources Development Agreement with the Fenyi County People’s Government. A copy of the press release announcing our execution of the Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.
99.1 Press Release, dated June 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Yida Holding, Co.

	By:	/s/ Minhua Chen
Name: Minhua Chen
Title: Chairman and Chief Executive Officer
Dated: June 1, 2010